Exhibit 23.1

The Board of Directors
Crompton & Knowles Corporation
One Station Place, Metro Center
Stamford, CT 06902


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement/Prospectus.


                                       /s/ KPMG Peat Marwick LLP


                                       KPMG Peat Marwick LLP

Stamford, Connecticut
October 17, 1996